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                                                                    Exhibit 99.1
                                     PROXY

                             INTERIM SERVICES INC.
                            2050 SPECTRUM BOULEVARD
                           FORT LAUDERDALE, FL 33309

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                 Special Meeting of Stockholders, May 23, 1996

    The undersigned hereby appoints Raymond Marcy, John B. Smith and P. Mitchell Woolery, and each of them, with full power of substitution, the true and lawful attorneys in fact, agents and proxies of the undersigned to vote at the Special Meeting of Stockholders of Interim Services Inc. (the "Company"), to be held on Thursday, May 23, 1996, commencing at 10:00 a.m. local time, at the offices of Bryan Cave LLP, 245 Park Avenue, New York, New York 10167-0034, and any and all adjournments or postponements thereof, according to the number of votes which the undersigned would possess if personally present, for the purposes of considering and taking action upon the following, as more fully set forth in the Proxy Statement/Prospectus of the Company and Brandon Systems Corporation dated April 24, 1996.

1. APPROVAL OF THE ISSUANCE OF THE COMPANY'S COMMON STOCK PURSUANT TO THE MERGER AGREEMENT DATED AS OF FEBRUARY 27, 1996 BY AND AMONG THE COMPANY, DELCO MERGER CORP., A WHOLLY-OWNED SUBSIDIARY OF THE COMPANY, AND BRANDON SYSTEMS CORPORATION (THE "MERGER AGREEMENT"):

               / /  FOR           / /  AGAINST           / /  ABSTAIN

2. In their discretion with respect to such other business as properly may come before the meeting or any adjournments or postponements thereof.
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    THIS PROXY, WHEN  PROPERLY EXECUTED, WILL  BE VOTED IN  THE MANNER  DIRECTED
HEREIN BY THE UNDERSIGNED STOCKHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ISSUANCE OF THE COMPANY'S COMMON STOCK PURSUANT TO THE MERGER AGREEMENT. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE COMPANY'S MANAGEMENT.
                                              DATED: ____________________, 1996.
                                              __________________________________
                                                          Signature
                                              __________________________________
                                                  Signature if held jointly

                                              Please  sign  exactly  as  name(s)
                                              appear  on  this proxy  card. When
                                              shares are held by joint  tenants,
                                              both  should sign. When signing as
                                              attorney-in-fact, executor,
                                              administrator, personal
                                              representative, trustee or
                                              guardian, please  give full  title
                                              as  such. If a corporation, please
                                              sign in  full  corporate  name  by
                                              President   or   other  authorized
                                              officer. If a partnership,  please
                                              sign   in   partnership   name  by
                                              authorized person.

 PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN THIS PROXY CARD USING THE ENCLOSED
                                    ENVELOPE